UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2024
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 864-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement; Board Committee Assignments

Effective immediately prior to the Annual Meeting of Stockholders (the “2024 Annual Meeting”), Mr. Joseph Garrett retired from the Board of Directors (the “Board”) of Pacific Premier Bancorp, Inc. (the “Company”), including from his membership on the Board’s Compensation and Nominating and Governance Committees, and from the Board of Directors of Pacific Premier Bank (the “Bank Board”). In connection with Mr. Garrett’s retirement, the size of the Board and the Bank Board was reduced from twelve (12) to eleven (11) directors, effective immediately prior to the 2024 Annual Meeting. In addition, the Board approved an adjustment to Board Committee assignments, with Director Chris Mitchell joining the Compensation Committee and rotating off of the Enterprise Risk Committee. Except as described in this Item 5.02, all other Board Committee assignments remain unchanged.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the four proposals that were voted on at the 2024 Annual Meeting and the related voting results, as certified by the 2024 Annual Meeting inspector of election. Each of Proposal 1, 2 and 4, described in further detail in the Definitive Proxy Statement, was approved by the Company’s stockholders. The Company’s stockholders approved the “every year” option under Proposal 3, described in further detail in the Definitive Proxy Statement, with respect to conducting future advisory votes on the compensation of the Company’s named executive officers. Other than the four proposals summarized below, no other item of business was submitted at the 2024 Annual Meeting.

On the record date for the 2024 Annual Meeting, there were 96,475,096 shares of Company common stock issued, outstanding and entitled to vote. Stockholders holding 90,441,232 shares of Company common stock were present at the 2024 Annual Meeting, in person or represented by proxy.

Proposal 1: The eleven nominees named in the Company’s Definitive Proxy Statement were elected to serve a one-year term expiring in 2025 or until their successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Vote
Ayad A. Fargo	85,684,215	1,035,205	19,358	3,702,454
Steven R. Gardner	84,331,991	2,214,033	192,754	3,702,454
Stephanie Hsieh	86,047,068	668,371	23,339	3,702,454
Jeffrey C. Jones	84,028,720	2,678,213	31,845	3,702,454
Rose E. McKinney-James	85,918,942	763,828	56,008	3,702,454
M. Christian Mitchell	85,694,109	1,025,251	19,418	3,702,454
George M. Pereira	86,405,535	309,904	23,339	3,702,454
Barbara S. Polsky	85,673,559	1,045,861	19,358	3,702,454
Zareh H. Sarrafian	85,577,038	1,129,464	32,276	3,702,454
Jaynie M. Studenmund	85,681,422	1,037,498	19,858	3,702,454
Richard C. Thomas	86,405,733	313,785	19,260	3,702,454

Proposal 2: The proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as described in the Definitive Proxy Statement, was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
71,143,326	15,501,981	93,471	3,702,454

Proposal 3: Conducting future advisory votes on the compensation of the Company’s named executive officers using a frequency of every year was approved, on a non-binding advisory basis, by the following votes:

1 Year	2 Years	3 Years	Abstain
80,178,415	40,391	6,184,051	335,921

Proposal 4: The appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024 was ratified, having received the following votes:

For	Against	Abstain
90,388,235	16,351	36,646

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 15, 2024	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, Chief Executive Officer, and President